UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Stockholders of The Bank of Kentucky Financial Corporation (the “Company”) was held on April 21, 2011. The Company’s stockholders voted on the election of ten directors, ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011 and the approval of a non-binding advisory proposal on the compensation of the Company’s executive officers. The voting results of each proposal are as follows:

(1)	Election of nine directors of the Company:

	For	Withheld	Non Votes
Charles M. Berger	4,427,902	114,956	1,500,025
Rodney S. Cain	4,122,061	420,797	1,500,025
John S. Cain	4,136,817	406,041	1,500,025
Harry J. Humpert	4,435,001	107,857	1,500,025
Barry G. Kienzle	4,426,638	116,620	1,500,025
John E. Miracle	4,420,921	121,937	1,500,025
Mary Sue Rudicill	4,421,660	121,198	1,500,025
Ruth M. Seligman-Doering	4,433,660	109,198	1,500,025
Herbert H. Works	4,416,604	126,254	1,500,025
Robert W. Zapp	4,142,858	400,000	1,500,025

2.	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company for the year ended December 31, 2011:

For	Against	Abstain
5,973,555	40,981	31,994

3.	Approval of a non-binding, advisory proposal on the compensation of the Company’s executive officers:

For	Against	Abstain	Non Votes
4,469,829	25,672	51,004	1,500,025

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereto duly authorized.

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary

Date: April 25, 2011